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                                                                   EXHIBIT 10.42

                            STOCK PURCHASE AGREEMENT


     THIS AGREEMENT is made this 22 day of April, 1999 by and between LEISURE EXPRESS CRUISE, LLC, a Colorado limited liability company ("Buyer"), LEISURE TIME CASINOS & RESORTS, INC., a corporation formed under the laws of the State of Colorado ("Leisure Time"), and J. KENT MANLEY, an individual resident of the State of Florida ("Seller").

                              W I T N E S S E T H:

     WHEREAS, Seller is the sole owner of all of the issued and outstanding shares of stock of Florida Casino Cruises, Inc., a corporation organized under the laws of the State of Georgia ("Company"); and

     WHEREAS, Company owns a U.S. registered vessel known as the Vegas Express (the "Vessel"); and

     WHEREAS, Leisure Time is the beneficial owner of Buyer; and

     WHEREAS, Seller desires to sell and Buyer desires to purchase 100% of the issued and outstanding shares of stock of Company;

     NOW, THEREFORE, in consideration of the mutual covenants, promises and agreements contained herein and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE .

                           PURCHASE AND SALE OF SHARES

     [ ]1[ ]1 Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement, and on the basis of the representations and warranties hereinafter set forth and for the consideration hereinafter provided, Seller shall sell, transfer, assign, convey and deliver to Buyer at the Closing, and Buyer shall purchase from Seller, 100% of the issued and outstanding shares of stock of Company represented by 1,000 shares of $1 par value common stock (the "Shares") thereby making Company a wholly-owned subsidiary of Buyer.

     [ ]1[ ]1 Purchase Price and Payment. Subject to the terms and conditions of this Agreement, the purchase price to be paid by Buyer for the Shares shall be the sum of Two Million One Hundred Thousand Dollars ($2,100,000);

     In addition, Buyer shall cause Leisure Time to issue to Seller the following:


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          [ ]1[ ]1.1 a copy of the following documents:

               [ ]1[ ]1.1.1 Authorization. Seller has full power, legal capacity and legal right to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to take all actions required to be taken by Seller pursuant to the provisions hereof, and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

     [ ]1[ ]1 Non-Contravention. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby, does or will violate, conflict with, result in breach of any material provision of, constitute a default under, result in the termination of or permit any third party to terminate (with or without notice, lapse of time or pursuant to any legal or equitable principle) or accelerate the performance required on the part of the Company by the terms of, the charter or bylaws of the Company or any material agreement or instrument (including any Contract, as defined in Section 3.14) to which either the Company is a party or by which the Company or any of its assets is subject or bound, or result in the creation or imposition of any lien, charge or encumbrance on or security interest in or restriction on the use of any of the Company's assets.

     [ ]1[ ]1 Ownership of the Shares. Seller has good title to the Shares with full legal right, power and authority to sell, assign and transfer the Shares to Buyer, free and clear of all claims, liens and encumbrances. Upon the sale of the shares to Buyer, Buyer will own 100% of the issued and outstanding stock of the Company free and clear of all liens and encumbrances.

     [ ]1[ ]1 Tax Returns and Reports. All income, excise, property, sales, use, information, payroll and other tax returns and reports required to be filed by the Company (the "Tax Returns") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such returns and reports properly reflect the taxes of the Company, for the periods covered thereby. Except as set forth on
Schedule 3.6, all taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions which are called for as due by the Tax Returns, or which are claimed to be due, or which are otherwise due to any taxing authority from the Company (the "Taxes"), have been properly paid.

     Neither the Company nor the Seller has received any notice of assessment or proposed assessment by any taxing authority in connection with any Tax Returns and there are no pending tax examinations of or tax claims asserted against the Company or its properties, except as disclosed in Schedule 3.6, and the results of any prior examinations have been properly reflected in the Financial Statements. There has been no intentional disregard of any statute, regulation, rule or revenue ruling in the preparation of any Tax Return applicable to the Company.


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     Except as disclosed in Schedule 3.6, there are no tax liens on any of the properties or assets of the Company except for liens for current taxes not yet due and payable. Except as disclosed in Schedule 3.6, there is no basis for any additional assessment of any Taxes, penalties or interest with respect to the Company. The Company has not waived any law or regulation fixing, or consented to the extension of, any period of time for assessment of any Taxes which waiver or consent is currently in effect.

     [ ]1[ ]1 Financial Statements.

          [ ]1[ ]1.1 Harbortowne Marina Lease. The Company is a party to a lease agreement for dockage rights in Dania, Florida at the Harbortowne Marina (the "Marina Lease"), a copy of which has been provided to Buyer. The Marina Lease remains in full force and effect and the Company is not in breach of any provisions thereof. Except with respect to parking requirements imposed by the City of Dania, neither Seller nor Company is aware of any reason for the Marina Lease to be terminated prior to May 31, 2000, its regular termination date. The sublease of the Marina Lease from Company to Buyer remains in full force and effect.

     [ ]1[ ]1 Condition of Assets.

          [ ]1[ ]1.1 Contracts. Schedule 3.14 sets forth a complete and accurate list of all material contracts to which the Company is a party or which affect or relate to the Company's assets or its business or are used or useful in its business as a going concern (each, a "Contract" and collectively, the "Contracts") including, without limitation, those described below. As used herein, the term Contract includes any written or oral agreement, commitment, understanding or arrangement, including purchase or sales of goods or services, commitments and letters of credit or their equivalent.

     "Contracts" includes, but is not limited to, the following:

          [ ]1[ ]1.1 all Contracts relating to the future disposition or acquisition of any assets individually or in the aggregate material to the condition of the Business;

          [ ]1[ ]1.1 Insurance. Schedule 3.15 contains a complete and correct list and summary description of all material insurance policies maintained by or on behalf of the Company as of the date hereof. Such policies are in full force and effect, no premiums due thereunder have not been paid. The Company has not received any notice that it is in default with the terms and provisions of such policies in any respect.

     [ ]1[ ]1 Property.

          [ ]1[ ]1.1 No Violations. Except as disclosed in Schedule 3.17, the Company has complied in all material respects with all environmental permits and all applicable environmental laws pertaining to the Vessel and the Marina


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     Lease. None of the Company or the Seller has been notified that any person has alleged any material violation by the Company of any environmental permits or any applicable environmental law relating to the conduct of the Business or the use, ownership or transferability of the Vessel or the Marina Lease property.

          [ ]1[ ]1.1 Employee Benefit Plans. Except as set forth on Schedule 3.19, the Company does not maintain or contribute to any "employee welfare benefit plan" or "employee pension benefit plan," as such terms are defined in ERISA (collectively, "Benefit Plans") which is under-funded or which might give rise to a lien against the Company's assets. As used herein, "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time. The Company does not contribute, and has not contributed since its formation, to a "multi-employer plan,"as that term is defined in ERISA. Complete and correct copies of the following documents have been attached hereto as Schedule 3.19:

          [ ]1[ ]1.1 No Other Assets. The Seller does not own in his personal capacity any assets which are used in the operation of the business of the Company.

     [ ]1[ ]1 Brokers and Finders. Neither the Seller nor the Company has employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commission or finder's fee concerning the transactions contemplated hereby.

     [ ]1[ ]1 Securities Representations and Warranties. Seller, as a further material inducement to Buyer to enter into this Agreement, hereby represents and warrants to Buyer and Leisure Time that:

          [ ]1[ ]1.1 Seller has adequate means of providing for his current needs and personal contingencies, is able to bear the substantial economic risks of an investment in the Leisure Time Stock and Warrants for an indefinite period of time, has no need for liquidity in such investment and, at the present time, can afford a complete loss of such investment.

          [ ]1[ ]1.1 Authorization. Buyer is a limited liability company duly organized and validly existing under the laws of the state of Colorado and has full authority to enter into this Agreement and to take all actions required to be taken by Buyer pursuant to the provisions hereof, and this Agreement constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

     [ ]1[ ]1 Brokers and Finders. The Buyer has not employed any broker, agent or finder or incurred any liability for any brokerage fees, agent's commission or finder's fee concerning the transactions contemplated hereby.

     [ ]1[ ]1 Investment Intent. Buyer acknowledges that the purchase of the Shares will not be registered under the Securities Act of 1933, as amended. Buyer affirms that Buyer


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is acquiring the Shares for Buyer's own account for investment and not with a view to, or for sale or other disposition in connection, any distribution thereof nor with any present intention of selling or otherwise disposing thereof.


                                    ARTICLE .

                               COVENANTS OF SELLER

     Seller covenants and agrees as follows:

     [ ]1[ ]1 Operation in Ordinary Course. From the date of this Agreement to the Closing Date, the Company shall (a) conduct its business only in the ordinary course and in substantially the same manner as conducted at the date hereof, (b) use its best efforts to preserve its business organization intact and to retain the services of its present officers, key employees, purchasing and sales personnel and representatives, (c) use its best efforts to preserve its favorable relationship with its employees, customers, suppliers and others having business relations with it, and (d) use its best efforts to comply with all laws, ordinances and regulations applicable to it in the conduct of its business.

     [ ]1[ ]1 Notification. Seller shall promptly notify Buyer of (a) any event, condition or circumstance occurring from the date of this Agreement through the Closing Date which would constitute a violation or breach of this Agreement and
(b) any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against the Company, Seller or any officer, director, employee, consultant, or agent of the Company with respect to the affairs of the Company.

     [ ]1[ ]1 Best Efforts. Seller shall utilize his best efforts to obtain, prior to the Closing Date, all consents, approvals and waivers of third parties required as a condition precedent to the obligations to close hereunder or that may otherwise be necessary or desirable to permit the consummation of the transactions contemplated in this Agreement and to satisfy all the conditions necessary to Closing.

     [ ]1[ ]1 Exclusive Dealing. So long as this Agreement remains in effect, Seller shall not directly or indirectly take any action to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any corporation, partnership, person, or other entity or group, other than Buyer, concerning the purchase and sale of the Shares, or the purchase and sale of substantially all of the assets of the Company, or any transaction similar to the foregoing involving Seller or the Company.

     [ ]1[ ]1 Further Assurances. Seller covenants and agrees that from and after the Closing he will execute, deliver and acknowledge (or cause to be executed, delivered and acknowledged), from time to time at the request of Buyer and without further consideration, all such further instruments and take all such further action as may be reasonably necessary or appropriate to transfer more effectively to Buyer, or to perfect or record Buyer's title to or interest in or to enable Buyer to use, the Shares, or to enable the


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Company to use its assets, or otherwise to confirm or carry out the provisions and intent of this Agreement.


                                    ARTICLE .

                               COVENANTS OF BUYER

     [ ]1[ ]1 Manley Mortgage. Buyer covenants and agrees that the Manley Mortgage held against the Company and the Vessel shall be satisfied by the payment of the Mortgage Satisfaction Payment provided for herein.


                                    ARTICLE .

                         LIABILITY SATISFACTION AMOUNTS

     During the three (3) years after the Closing, the Buyer shall continue to work on resolving the disclosed liabilities listed on Schedule 7 attached hereto for the Company. Buyer shall provide Seller with a copy of the final resolution of the liabilities after which Seller shall have thirty (30) days in which to advise Buyer in the event Seller disagrees with the computation. If Seller disagrees with the computation, then Seller's accountant and Buyer's accountant shall select a third independent accountant who will make the computation of resolved disclosed liabilities to the best of his or her ability. Such number shall be conclusive. Seller shall reimburse Buyer by one-half of the amount by which the total of the disclosed liabilities paid by Buyer is in excess of One Million Four Hundred Fifty Thousand and No/100ths Dollars ($1,450,000.00). Seller shall reimburse Buyer by said amount within a fifteen (15) day period after the computation has become final.

                                    ARTICLE .

                              CONDITIONS TO CLOSING

     [ ]1[ ]1 Conditions Precedent to Obligations of Seller. The obligations of Seller to proceed with the transactions contemplated hereunder to be consummated at the Closing are subject, at the option of Seller, to the fulfillment of each and all of the following conditions at or prior to the Closing Date:

          [ ]1[ ]1.1 any fees, expenses or other payments incurred or owed by Seller to any brokers or comparable third parties retained or employed by it in connection with the transactions contemplated by the Agreement;

          [ ]1[ ]1.1 Nature and Survival of Representations and Warranties. The representations and warranties made by Seller and Buyer under this Agreement shall survive the Closing for a period of one year except for the representations given by Seller


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     in Section 3.6 (Tax Returns and Reports) which shall survive the Closing for so long as any governmental agency can assess against the Company additional taxes, interest, penalties, deficiencies, fees or other governmental charges based upon any actions or inactions of Seller or the Company during any period prior to Closing. All statements made by or on behalf of either party herein or in the Schedules, or in any other written instrument delivered to the other party hereunder shall be deemed representations and warranties of such party relied upon by such other party regardless of any investigation made by or on behalf of such other party, and shall not be affected in any respect by such investigation.


                                    ARTICLE .

                               GENERAL PROVISIONS

     The parties further covenant and agree as follows:

     [ ]1[ ]1 Waiver of Terms. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof but only by a written notice signed by the party or parties waiving such terms or conditions.

     [ ]1[ ]1 Amendment of Agreement. This Agreement may be amended, supplemented or interpreted at any time only by written instrument duly executed by each of the parties hereto.

     [ ]1[ ]1 Payment of Expenses. The parties shall each pay their own expenses, including, without limitation, the expenses of their own counsel and accountants, incurred in connection with the preparation, execution and delivery of this Agreement and the other agreements and documents referred to herein and the consummation of the transactions contemplated hereby and thereby.

     [ ]1[ ]1 Parties in Interest, Assignment. All representations, warranties, covenants, terms and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto; provided, however, that none of the rights or obligations of any of the parties hereto may be assigned without the prior written consent of, in the case of assignment by Seller, Buyer, or, in the case of assignment by Buyer, Seller, which consent shall not unreasonably be withheld; provided however, that Buyer may assign all or part of its rights under this Agreement and may delegate all or part of its obligations under this Agreement to one or more corporations all or substantially all of the capital stock or equity interest of which is owned, directly or indirectly, by Buyer, or which entity owns, directly or indirectly, all of the membership interest of Buyer, or to Foothill Capital Corporation, in which event all the rights and powers of Buyer and the remedies available to it under this Agreement shall extend to and be enforceable by such assignee. In the event of any such assignment and delegation, the term "Buyer" as used in this


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Agreement shall be deemed to refer to each such assignee of Buyer and shall be deemed to include both Buyer and each such assignee where appropriate.

     [ ]1[ ]1 Notices. All notices, requests, demands, service of process and other communications required or permitted to be given hereunder shall be by hand-delivery, certified or registered mail, return receipt requested; by telecopier, or air courier to the parties set forth below. The notice shall be considered given at the time personally delivered, if delivered by hand or by courier; at the time received if sent certified or registered mail; when receipt is acknowledged by telecopy equipment, if telecopied.

                          If to Buyer:     Leisure Express Cruise, LLC
                                           4238 Communications Drive
                                           Norcross, Georgia
                                           Telecopier No.: _____________

                          With a copy to:  William B. Wood, Esq.
                                           Smith, Gambrell & Russell, LLP
                                           Suite 3100, Promenade II
                                           1230 Peachtree Street, N.E.
                                           Atlanta, Georgia 30309-3592
                                           Telecopier No.: (404) 685-6867

                          And a copy to:   Foothill Capital Corporation
                                           11111 Santa Monica Boulevard
                                           Suite 1500
                                           Los Angeles, CA 90025
                                           Attn: Mr. Barry A. Grossman
                                           Telecopier No.: 310-477-5853

                          If to Seller:    Kent Manley
                                           2077 Pine Ridge Road
                                           Naples, FL 34109
                                           Telecopier No.: 941-597-4338


                          With a copy to:  Ken Johnson, Esq.
                                           4001 Tamrani Trail, Suite 300
                                           Naples, FL 34103
                                           Telecopier No.: 941-435-1218


     [ ]1[ ]1 Severability. In the event that any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect for any reason,


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the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions of this Agreement shall not be in any way impaired.

     [ ]1[ ]1 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed an original, and all of which together shall constitute one and the same agreement. One or more counterparts of this Agreement (or portions hereof) may be delivered via telecopier with the intention that they shall have the same effect as an original counterpart hereof (or of portions of an original counterpart hereof).

     [ ]1[ ]1 Headings. The headings of the Sections and the subsections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

     [ ]1[ ]1 Governing Law; Jurisdiction. This Agreement shall be governed, construed and enforced in accordance with the laws of the State of Georgia.

     [ ]1[ ]1 Instruments of Further Assurance. Each of the parties hereto agrees, upon the request of any of the other parties hereto, from time to time to execute and deliver to such other party or parties all such instruments and documents of further assurance or otherwise as shall be reasonable under the circumstances, and to do any and all such acts and things as may reasonably be required to carry out the obligations of such requested party hereunder.

     [ ]1[ ]1 Merger. This Agreement sets forth the entire agreement between the parties and supercedes all prior agreements, commitments, understandings and obligations whatsoever oral or written, including, but not limited to the Purchase Option Agreement dated January 22, 1999 issued by Company in favor of Buyer.


                                    ARTICLE .

                                   TERMINATION

     To the extent under the circumstances set forth herein, this Agreement may be terminated at any time by Buyer or Seller prior to the Closing, upon written notice to the other party, and upon such termination, the terminating party shall have no liability to the other parties.

     [ ]1[ ]1 Material Adverse Change. Termination may be made by Buyer if a material adverse change in the financial condition, physical condition or business of the Vessel or the Company shall have occurred or the Vessel or the Company shall have suffered a material loss or damage which effects or impairs the ability of the Vessel or the Company to conduct business.

     [ ]1[ ]1 Noncompliance by Seller. Buyer may terminate this agreement if the terms, covenants or conditions of this Agreement to be complied with or performed by Seller at


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or before the Closing shall not by that time have been complied with or performed in all material respects and such noncompliance or nonperformance shall not have been waived in writing by Buyer.

     [ ]1[ ]1 Noncompliance by Buyer. This agreement may be terminated by Seller if the terms, covenants or conditions of this Agreement to be complied with or performed by Buyer at or before the Closing shall not by that time have been complied with or performed in all material respects and such noncompliance or nonperformance shall not have been waived in writing by Seller.



                         [Signatures on Following Page]


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     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto on the day and year first above written.

                                        "SELLER"

                                        J. Kent Manley

                                        /s/
                                        ----------------------------------------

                                        "BUYER"

                                        Leisure Express Cruise, LLC


                                        By: /s/
                                           -------------------------------------
                                        Its:
                                            ------------------------------------

                                        "LEISURE TIME"

                                        Leisure Time Casinos & Resorts, Inc.

                                        By: /s/
                                           -------------------------------------
                                        Its:
                                            ------------------------------------